Remitly Reports Third Quarter 2023 Results
Active customers up 42% year over year
Send volume up 36% year over year
Revenue up 43% year over year

SEATTLE, WA / November 1, 2023 / GlobeNewswire / - Remitly Global, Inc. (NASDAQ: RELY), a leading digital financial services provider for immigrants and their families in over 170 countries around the world, reported results for the third quarter ended September 30, 2023.

“We are pleased with our third quarter results which reflect the continued strong execution by our global teams and the resilience and trust our customers have placed in us,” said Matt Oppenheimer, co-founder and Chief Executive Officer, Remitly. “We are in a very strong position to deliver robust long term growth rates at compelling unit economics, sustain targeted high return generating investments for long term value creation and to deliver operating leverage. We expect to close the year strongly and are increasing our revenue and Adjusted EBITDA outlook for 2023.”

Third Quarter 2023 Highlights and Key Operating Data
(All comparisons relative to the third quarter of 2022)
•Active customers increased to 5.4 million, from 3.8 million, up 42%.
•Send volume increased to $10.2 billion, from $7.5 billion, up 36%.
•Revenue totaled $241.6 million, compared to $169.3 million, up 43%.
•Net loss was $35.7 million, compared to a net loss of $33.1 million.
•Adjusted EBITDA was $10.5 million, compared to $(3.7) million.

2023 Financial Outlook
For fiscal year 2023, Remitly currently expects:
•Total revenue in the range of $935 million to $943 million, representing a growth rate of 43% to 44% year over year. This outlook reflects an increase from our prior outlook of $915 million to $925 million.
•To remain in a GAAP net loss position for 2023 and for Adjusted EBITDA to be in the range of $36 million to $41 million. This outlook reflects an increase from our prior Adjusted EBITDA outlook of $33 million to $40 million.

Reconciliation of GAAP to Non-GAAP Financial Measures
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this earnings release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include, but are not limited to, income taxes and stock-based compensation expense, which are directly impacted by unpredictable fluctuations in the market price of our common stock. The variability of these items could have a significant impact on our future GAAP financial results.

Note: All percentage changes described within this press release are calculated using amounts in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), for which revenue and active customers are presented in thousands and send volume is presented in millions. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body as compared to the amounts included with the Company’s SEC filings.

Webcast Information
Remitly will host a webcast at 5:00 p.m. Eastern time on Wednesday, November 1, 2023 to discuss its third quarter 2023 financial results. The live webcast and investor presentation will be accessible on Remitly’s website at https://ir.remitly.com. A webcast replay will be available on our website at https://ir.remitly.com following the live event.

We have used, and intend to continue to use, the Investor Relations section of our website at https://ir.remitly.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

Non-GAAP Financial Measures
Some of the financial information and data contained in this earnings release, such as Adjusted EBITDA and non-GAAP operating expenses, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”).
We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. Remitly believes that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing Remitly’s financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Remitly’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Remitly’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.

We calculate Adjusted EBITDA as net loss adjusted by (i) interest (income) expense, net, (ii) provision for income taxes, (iii) noncash charge of depreciation and amortization, (iv) gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency, (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, (vi) noncash stock-based compensation expense, net, and (vii) certain acquisition, integration, and restructuring costs. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net, (ii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, as well as (iii) certain acquisition, integration, and restructuring costs.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial position, including our fiscal year 2023 financial outlook, including forecasted fiscal year 2023 revenue and Adjusted EBITDA, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, market growth, our market position and potential market opportunities, and our objectives for future operations. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to our ability to successfully execute our business and growth strategy, our ability to achieve and maintain future profitability, our ability to further penetrate our existing customer base and expand our customer base in existing and new corridors, our ability to expand into broader financial services, our ability to expand internationally, the effects of seasonal trends on our results of operations, the current inflationary environment, our expectations concerning relationships with third parties, including strategic, banking, and disbursement partners, our ability to obtain, maintain, protect, and enhance our intellectual property and other proprietary rights, our ability to keep data and our technology platform secure, the success of any acquisitions or investments that we make, our ability to compete effectively, our ability to stay in compliance with applicable laws and regulations, our ability to buy foreign currency at generally advantageous rates, and the effects of changes to immigration laws, macroeconomic conditions, and geopolitical forces, such as the conflict in Israel, on our customers and business operations. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results is included in our quarterly report on Form 10-Q for the quarter ended September 30, 2023 to be filed with the SEC, and within our annual report on Form 10-K for the year ended December 31, 2022 filed with the SEC, which are or will be available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Remitly
Remitly is a leading digital financial services provider for immigrants and their families in over 170 countries around the world. Remitly helps immigrants send money home in a safe, reliable and transparent manner. Its digitally native, cross-border remittance app eliminates the long wait times, complexities and fees typical of traditional remittance processes. Building on its strong foundation, Remitly is expanding its suite of products to further its mission and transform financial services for immigrants all around the world.

Contacts

Media:
Kendall Sadler
kendall@remitly.com

Investor Relations:
Stephen Shulstein
stephens@remitly.com

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2023	2022	2023	2022
Revenue	$241,629	$169,259	$679,527	$462,528
Costs and expenses
Transaction expenses(1)	85,742	69,872	239,995	186,961
Customer support and operations(1) (2)	21,190	18,142	62,604	48,867
Marketing(1) (2)	61,351	43,337	159,074	127,807
Technology and development(1) (2)	57,014	36,178	160,699	95,836
General and administrative(1) (2)	49,817	35,504	130,715	96,355
Depreciation and amortization	3,418	1,843	9,634	4,870
Total costs and expenses	278,532	204,876	762,721	560,696
Loss from operations	(36,903)	(35,617)	(83,194)	(98,168)
Interest income	1,808	1,400	5,200	1,875
Interest expense	(585)	(330)	(1,566)	(975)
Other income (expense), net	283	1,765	(2,774)	4,121
Loss before provision for income taxes	(35,397)	(32,782)	(82,334)	(93,147)
Provision for income taxes	258	287	485	1,477
Net loss	$(35,655)	$(33,069)	$(82,819)	$(94,624)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.20)	$(0.20)	$(0.46)	$(0.57)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	182,598,013	168,604,378	178,956,602	166,517,398

(1) Exclusive of depreciation and amortization, shown separately, above.
(2) Includes stock-based compensation expense, net. The condensed consolidated financial statements for the nine months ended September 30, 2022 include an adjustment of $4.4 million to stock-based compensation expense and additional paid-in capital, to correct for an error identified by management during the preparation of the financial statements for the three and six months ended June 30, 2022. This adjustment relates to the understatement of stock-based compensation expense during prior periods. Management has determined that this error was not material to the historical financial statements in any individual period or in the aggregate and did not result in the previously issued financial statements being materially misstated. Substantially all of the cumulative adjustment was related to share-based compensation for personnel who support our general and administrative functions and was recorded to 'General and administrative expenses' in the three months ended June 30, 2022.

REMITLY GLOBAL, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
(in thousands)	2023	2022
Assets
Current assets
Cash and cash equivalents	$223,273	$300,635
Disbursement prefunding	216,232	158,055
Customer funds receivable, net	259,316	191,402
Prepaid expenses and other current assets	30,015	19,327
Total current assets	728,836	669,419
Property and equipment, net	14,713	11,546
Operating lease right-of-use assets	10,299	8,675
Goodwill	54,940	—
Intangible assets, net	17,856	—
Other noncurrent assets, net	6,106	6,313
Total assets	$832,750	$695,953
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$17,861	$6,794
Customer liabilities	143,116	111,075
Short-term debt	2,354	—
Accrued expenses and other current liabilities	131,671	87,752
Operating lease liabilities	5,395	3,521
Total current liabilities	300,397	209,142
Operating lease liabilities, noncurrent	5,749	5,674
Other noncurrent liabilities	812	1,050
Total liabilities	$306,958	$215,866
Commitments and contingencies
Stockholders’ equity
Common stock	$19	$17
Additional paid-in capital	983,197	854,276
Accumulated other comprehensive loss	(1,142)	(743)
Accumulated deficit	(456,282)	(373,463)
Total stockholders’ equity	525,792	480,087
Total liabilities and stockholders’ equity	$832,750	$695,953

REMITLY GLOBAL, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(82,819)	$(94,624)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,634	4,870
Stock-based compensation expense, net	101,007	67,880
Donation of common stock	4,600	1,972
Other	4,674	268
Changes in operating assets and liabilities:
Disbursement prefunding	(52,162)	(35,909)
Customer funds receivable	(68,553)	(52,547)
Prepaid expenses and other assets	(9,652)	(3,355)
Operating lease right-of-use assets	3,796	2,743
Accounts payable	10,448	6,863
Customer liabilities	29,211	36,803
Accrued expenses and other liabilities	34,164	40,399
Operating lease liabilities	(3,470)	(3,152)
Net cash used in operating activities	(19,122)	(27,789)
Cash flows from investing activities
Purchases of property and equipment	(2,268)	(2,197)
Capitalized internal-use software costs	(4,249)	(2,444)
Cash paid for acquisition, net of acquired cash, cash equivalents, and restricted cash	(40,933)	(375)
Net cash used in investing activities	(47,450)	(5,016)
Cash flows from financing activities
Proceeds from exercise of stock options	12,258	8,245
Proceeds from revolving credit facility borrowings	424,000	—
Repayments of revolving credit facility borrowings	(424,000)	—
Taxes paid related to net share settlement of equity awards	(4,711)	(55)
Repayment of assumed indebtedness	(17,068)	—
Net cash (used in) provided by financing activities	(9,521)	8,190
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(599)	(2,166)
Net decrease in cash, cash equivalents, and restricted cash	(76,692)	(26,781)
Cash, cash equivalents, and restricted cash at beginning of period	300,734	403,313
Cash, cash equivalents, and restricted cash at end of period	$224,042	$376,532
Supplemental disclosure of cash flow information
Cash paid for interest	$1,329	$690
Cash paid for income taxes	4,691	1,397
Supplemental disclosure of noncash investing and financing activities
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$5,414	$7,441
Vesting of early exercised options	311	554
Noncash issuance of common stock in connection with ESPP	6,046	3,516
Stock-based compensation expense capitalized to internal-use software	2,194	1,368
Issuance of common stock for acquisition consideration	6,635	—
Issuance of common stock, subject to service-based vesting conditions, in connection with acquisition	581	—
Amounts held back for acquisition consideration	11,899	—
Settlement of preexisting net receivable in exchange for net assets acquired in business combination	2,401	—
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$223,273	$376,451
Restricted cash included in prepaid expenses and other current assets	715	—
Restricted cash included in other noncurrent assets, net	54	81
Total cash, cash equivalents, and restricted cash	$224,042	$376,532

REMITLY GLOBAL, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation of net loss to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net loss	$(35,655)	$(33,069)	$(82,819)	$(94,624)
Add:
Interest (income) expense, net	(1,223)	(1,070)	(3,634)	(900)
Provision for income taxes	258	287	485	1,477
Depreciation and amortization	3,418	1,843	9,634	4,870
Foreign exchange (gain) loss	(376)	(1,815)	2,611	(4,171)
Donation of common stock	4,600	1,972	4,600	1,972
Stock-based compensation expense, net	36,573	25,745	101,007	67,880
Acquisition, integration, and restructuring costs(1)	2,901	2,385	4,390	2,385
Adjusted EBITDA	$10,496	$(3,722)	$36,274	$(21,111)

(1) Acquisition, integration, and restructuring costs for the three and nine months ended September 30, 2023 consists of expenses related to the acquisition and integration of Rewire (O.S.G) Research and Development Ltd., as well as restructuring charges incurred. Acquisition and integration expenses for the three and nine months ended September 30, 2023 were $1.5 million and $3.0 million, respectively. These acquisition and integration expenses included the change in the fair value of the holdback liability of $0.9 million and $1.9 million, respectively, and professional fees incurred for acquisition and integration costs of $0.6 million and $1.1 million, respectively. Restructuring charges incurred for both the three and nine months ended were $1.4 million.

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Customer support and operations	$21,190	$18,142	$62,604	$48,867
Excluding: Stock-based compensation expense, net	386	226	1,010	596
Excluding: Acquisition, integration, and restructuring costs	749	—	749	—
Non-GAAP customer support and operations	$20,055	$17,916	$60,845	$48,271

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Marketing	$61,351	$43,337	$159,074	$127,807
Excluding: Stock-based compensation expense, net	4,525	3,352	12,235	7,149
Non-GAAP marketing	$56,826	$39,985	$146,839	$120,658

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Technology and development	$57,014	$36,178	$160,699	$95,836
Excluding: Stock-based compensation expense, net	19,828	13,238	55,047	30,959
Excluding: Acquisition, integration, and restructuring costs	510	—	510	—
Non-GAAP technology and development	$36,676	$22,940	$105,142	$64,877

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
General and administrative	$49,817	$35,504	$130,715	$96,355
Excluding: Stock-based compensation expense, net	11,834	8,929	32,715	29,176
Excluding: Donation of common stock	4,600	1,972	4,600	1,972
Excluding: Acquisition, integration, and restructuring costs	1,642	2,385	3,131	2,385
Non-GAAP general and administrative	$31,741	$22,218	$90,269	$62,822